Exhibit 99.1

Murphy USA Inc. Reports Third Quarter 2020 Results

El Dorado, Arkansas, October 28, 2020 (GLOBE NEWSWIRE) – Murphy USA Inc. (NYSE: MUSA), a leading marketer of retail motor fuel products and convenience merchandise, today announced financial results for the three and nine months ended September 30, 2020.
Key Highlights:
•Net income was $66.9 million, or $2.27 per diluted share, in Q3 2020 compared to net income of $69.2 million, or $2.18 per diluted share, in Q3 2019. The current quarter included a $10 million increase to SG&A expense related to a donation to the Company's charitable foundation while Q3 2019 included a loss on early debt extinguishment of $14.8 million

•Total fuel contribution (retail fuel margin plus product supply and wholesale ("PS&W") results including     RINs) for Q3 2020 was 22.3 cpg compared to 20.1 cpg in Q3 2019

•Total retail gallons decreased 11.9% in Q3 2020 compared to Q3 2019, while volumes on a same store sales ("SSS") basis decreased 12.7%

•Merchandise contribution dollars increased 6.2% to $118.1 million compared to the prior-year quarter, on average unit margins of 15.6% in the current quarter

•During Q3 2020, 4 new stores opened and 5 raze-and-rebuilds reopened, while 1 store closed. Since the quarter end 1 additional new site and 6 raze-and-rebuilds have opened; there are 13 new retail sites and 14 raze-and-rebuild sites currently under construction
•Common shares repurchased during the third quarter of 2020 were approximately 0.7 million for $89.9 million at an average price of $136.98 per share

“Murphy USA delivered strong third quarter performance as continued improvements in customer traffic, sustained gains and double digit sales growth in key merchandise categories, along with higher total fuel margins in a rising price environment shaped performance for the past three months," said President and CEO Andrew Clyde. “These trends have continued into October where traffic continues to rebound and same store fuel gallons have recovered to 94% of prior year. As we begin to put 2020 in the rear view mirror, we are excited about our accelerated 2021 growth plans and our enhanced shareholder friendly capital allocation strategy.”

Consolidated Results

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Operating Metrics	2020	2019	2020	2019
Net income (loss) ($ Millions)	$66.9	$69.2	$325.1	$107.2
Earnings per share (diluted)	$2.27	$2.18	$10.88	$3.33
Adjusted EBITDA ($ Millions)	$141.5	$158.7	$586.4	$310.2

Net income and Adjusted EBITDA in Q3 2020 were lower than Q3 2019 primarily due to lower all-in fuel contribution and higher SG&A expense, partially offset by higher merchandise contribution, lower payment fees and lower interest and debt extinguishment expenses. The increase in SG&A was primarily due to a charitable donation of $10.0 million announced during the current year quarter. Additionally, the prior-year quarter included a loss on early debt extinguishment of $14.8 million.

Fuel

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Operating Metrics	2020	2019	2020	2019
Total retail fuel contribution ($ Millions)	$187.7	$206.4	$739.5	$446.3
Total PS&W contribution ($ Millions)	6.9	10.7	(21.5)	46.6
RINs and other (included in Other operating revenues on Consolidated Income Statement) ($ Millions)	25.2	8.5	63.3	28.6
Total fuel contribution ($ Millions)	$219.8	$225.6	$781.3	$521.5
Retail fuel volume - chain (Million gal)	987.3	1,120.6	2,888.2	3,302.6
Retail fuel volume - per site (K gal APSM)[1]	224.0	254.8	216.9	250.5
Retail fuel volume - per site (K gal SSS)[2]	220.3	249.5	213.7	245.9
Total fuel contribution (including retail, PS&W and RINs) (cpg)	22.3	20.1	27.1	15.8
Retail fuel margin (cpg)	19.0	18.4	25.6	13.5
PS&W including RINs contribution (cpg)	3.3	1.7	1.5	2.3
[1]Average Per Store Month ("APSM") metric includes all stores open through the date of calculation
[2]2019 amounts not revised for 2020 raze-and-rebuild activity

Total fuel contribution dollars decreased 2.6%, or $5.8 million, in Q3 of 2020 compared to Q3 of 2019. Retail fuel margins of 19.0 cpg were 3.3% higher than Q3 2019. Lower fuel volumes sold, however, created an overall decrease in total retail fuel contribution dollars of $18.7 million to $187.7 million. Retail fuel volumes were lower during the quarter compared to prior year volumes primarily due to the effects of pandemic-related decreases in travel. PS&W contribution including RINs increased $12.9 million when compared to Q3 2019 due primarily to higher RIN prices and volumes in Q3 2020.

Merchandise

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Operating Metrics	2020	2019	2020	2019
Total merchandise contribution ($ Millions)	$118.1	$111.2	$344.0	$314.2
Total merchandise sales ($ Millions)	$756.8	$681.1	$2,211.4	$1,946.1
Total merchandise sales ($K SSS)[1,2]	$171.2	$154.3	$165.8	$147.3
Merchandise unit margin (%)	15.6%	16.3%	15.6%	16.1%
Tobacco contribution ($K SSS)[1,2]	$16.7	$15.5	$16.4	$14.4
Non-tobacco contribution ($K SSS)[1,2]	$10.7	$10.2	$10.1	$9.8
Total merchandise contribution ($K SSS)[1,2]	$27.4	$25.7	$26.5	$24.2
[1]2019 amounts not revised for 2020 raze-and-rebuild activity
[2]Includes site-level discounts for Murphy Drive Reward ("MDR") redemptions and excludes change in value of unredeemed MDR points

Total merchandise contribution increased 6.2% to $118.1 million in the Q3 2020 from $111.2 million in Q3 2019, due to higher sales across the chain. Q3 2020 total merchandise contribution dollars per store on a SSS basis increased 6.2% when compared to Q3 2019. Tobacco contribution increased 9.0% on a SSS basis due to higher unit volumes, generating higher sales dollars and margin during the current period. Non-tobacco contribution improved 2.2% on a SSS basis, primarily due to strong performance in the lottery and general merchandise categories when compared to the prior-year quarter.

Other Areas

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Operating Metrics	2020	2019	2020	2019
Total station and other operating expense ($ Millions)	$142.9	$143.4	$409.8	$421.8
Station OPEX excluding credit card fees and rent ($K APSM)	$22.1	$21.2	$21.1	$20.9
Total SG&A cost ($ Millions)	$53.7	$36.0	$130.0	$105.7

Station OPEX excluding payment fees and rent increased 4.2% from the same period of 2019, on an APSM basis, and was primarily attributable to increased employee-related expenses. Without COVID-related operating expenses of $1.4 million, station OPEX would have only increased 3% quarter-over-quarter. As noted in our 2020 guidance, we have removed rent from station OPEX on an APSM basis for both periods presented. Total SG&A costs were $17.7 million higher in Q3 2020 when compared to 2019, primarily due to a $10 million charitable contribution in Q3 2020 as well as increased employee-related expenses.

Station Openings
Murphy USA opened 4 new retail locations, reopened 5 raze-and-rebuild site, and closed 1 location in Q3 2020, bringing the store count to 1,488, consisting of 1,151 Murphy USA sites and 337 Murphy Express sites. Since the quarter end an additional 1 new site and 6 raze-and-rebuilds have opened. A total of 27 stores are currently under construction which includes 13 new retail locations and 14 kiosks undergoing raze-and-rebuild that will return to operation as 1400 sq. ft. stores. We expect to end the year with more than 1,500 stores in operation.

Financial Resources

	As of September 30,
Key Financial Metrics	2020	2019
Cash and cash equivalents ($ Millions)	$317.5	$247.7
Long-term debt ($ Millions)	$963.2	$966.4

Cash balances as of September 30, 2020 totaled $317.5 million. Long-term debt consisted of approximately $493 million in carrying value of 4.75% senior notes due in 2029, $297 million in carrying value of 5.625% senior notes due in 2027 and $225 million of term debt less $50 million of current maturities, which is reflected in current liabilities. The asset-based revolving facility was undrawn and had a borrowing capacity of $197 million as of September 30, 2020.

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Financial Metric	2020	2019	2020	2019
Average shares outstanding (diluted) (in thousands)	29,499	31,704	29,887	32,189

Common shares repurchased under the $400 million share repurchase program approved in July 2019 during the current quarter were approximately 0.7 million for $89.9 million, and total share repurchases for the nine months of 2.0 million for $230.5 million, with approximately $44.5 million remaining in the plan at September 30, 2020. At September 30, 2020, the Company had common shares outstanding of 28,567,716. The effective income tax rate for Q3 2020 was 24.1% compared to 24.2% in Q3 2019.

* * * * *

Earnings Call Information
The Company will host a conference call on October 29, 2020 at 10:00 a.m. Central Time to discuss third quarter 2020 results. The conference call number is 1 (833) 968-2218 and the conference number is 4728178. The earnings and investor related materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, will be available on that same day on the investor section of the Murphy USA website (http://ir.corporate.murphyusa.com). Approximately one hour after the conclusion of the conference, the webcast will be available for replay. Shortly thereafter, a transcript will be available.

Source: Murphy USA Inc. (NYSE: MUSA)

Forward-Looking Statements
Certain statements in this news release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainties, including, but not limited to anticipated store openings, fuel margins, merchandise margins, sales of RINs, trends in our operations, dividends, share repurchases and M&A activity. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: our ability to continue to maintain a good business relationship with Walmart; successful execution of our growth strategy, including our ability to realize the anticipated benefits from such growth initiatives, and the timely completion of construction associated with our newly planned stores which may be impacted by the financial health of third parties; our ability to effectively manage our inventory, disruptions in our supply chain and our ability to control costs; the impact of severe weather events, such as hurricanes, floods and earthquakes; the impact of a global health pandemic, such as COVID-19 including the impact on our fuel volumes if the gradual recoveries experienced in Q2 2020 stall or reverse as a result of any resurgence in COVID-19 infection rates and government reaction in response thereof; the impact of any systems failures, cybersecurity and/or security breaches, including any security breach that results in theft, transfer or unauthorized disclosure of customer, employee or company information or our compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of our information technology strategy; future tobacco or e-cigarette legislation and any other efforts that make purchasing tobacco products more costly or difficult could hurt our revenues and impact gross margins; changes to the company's capital allocation, including the timing, declaration, amount and payment of any future dividends or levels of the company's share repurchases, or management of operating cash; the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company's cash flows from operations, and general economic conditions; compliance with debt covenants; availability and cost of credit; and changes in interest rates. Our SEC reports, including our most recent annual Report on Form10-K and quarterly report on Form 10-Q, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Investor Contact: Christian Pikul (870) 875-7683 Vice President, Investor Relations and Financial Planning and Analysis christian.pikul@murphyusa.com

Murphy USA Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars, except share and per share amounts)	2020	2019	2020	2019
Operating Revenues
Petroleum product sales (a)	$2,056.0	$2,965.5	$6,125.1	$8,595.0
Merchandise sales	756.8	681.1	2,211.4	1,946.1
Other operating revenues	26.2	11.0	66.9	33.3
Total operating revenues	2,839.0	3,657.6	8,403.4	10,574.4

Operating Expenses
Petroleum product cost of goods sold (a)	1,862.2	2,749.6	5,409.8	8,104.8
Merchandise cost of goods sold	638.7	569.9	1,867.4	1,631.9
Station and other operating expenses	142.9	143.4	409.8	421.8
Depreciation and amortization	40.6	37.6	119.5	113.8
Selling, general and administrative	53.7	36.0	130.0	105.7
Accretion of asset retirement obligations	0.6	0.6	1.7	1.6
Total operating expenses	2,738.7	3,537.1	7,938.2	10,379.6

Net settlement proceeds	—	—	—	0.1
Gain (loss) on sale of assets	—	0.2	1.4	0.1
Income (loss) from operations	100.3	120.7	466.6	195.0

Other income (expense)
Interest income	—	0.8	1.0	2.4
Interest expense	(12.4)	(15.3)	(38.7)	(42.1)
Loss on early debt extinguishment	—	(14.8)	—	(14.8)
Other nonoperating income (expense)	0.2	(0.1)	(0.5)	—
Total other income (expense)	(12.2)	(29.4)	(38.2)	(54.5)
Income (loss) before income taxes	88.1	91.3	428.4	140.5
Income tax expense (benefit)	21.2	22.1	103.3	33.3
Net Income	$66.9	$69.2	$325.1	$107.2

Basic and Diluted Earnings Per Common Share
Basic	$2.30	$2.20	$11.00	$3.35
Diluted	$2.27	$2.18	$10.88	$3.33
Weighted-average Common shares outstanding (in thousands):
Basic	29,111	31,447	29,546	31,961
Diluted	29,499	31,704	29,887	32,189
Supplemental information:
(a) Includes excise taxes of:	$447.0	$498.9	$1,300.7	$1,452.5

Murphy USA Inc.
Consolidated Statements of Comprehensive Income (Loss)
(unaudited)

(Millions of dollars)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income	$66.9	$69.2	$325.1	$107.2

Other comprehensive income (loss), net of tax
Interest rate swap:
Realized gain (loss)	(0.4)	—	(0.5)	—
Unrealized gain (loss)	0.5	—	(3.7)	—
Reclassified to interest expense	0.4	—	0.5	—
	0.5	—	(3.7)	—
Deferred income tax (benefit) expense	0.1	—	(0.9)	—
Other comprehensive income (loss)	0.4	—	(2.8)	—
Comprehensive income (loss)	$67.3	$69.2	$322.3	$107.2

Murphy USA Inc.
Segment Operating Results
(Unaudited)

(Millions of dollars, except revenue per same store sales (in thousands) and store counts)	Three Months Ended September 30,		Nine Months Ended September 30,
Marketing Segment	2020	2019	2020	2019

Operating Revenues
Petroleum product sales	$2,056.0	$2,965.5	$6,125.1	$8,595.0
Merchandise sales	756.8	681.1	2,211.4	1,946.1
Other operating revenues	26.3	11.0	66.9	33.2
Total operating revenues	2,839.1	3,657.6	8,403.4	10,574.3

Operating expenses
Petroleum products cost of goods sold	1,862.2	2,749.6	5,409.8	8,104.8
Merchandise cost of goods sold	638.7	569.9	1,867.4	1,631.9
Station and other operating expenses	142.8	143.4	409.7	421.8
Depreciation and amortization	36.9	34.2	108.6	104.0
Selling, general and administrative	53.7	36.0	130.0	105.7
Accretion of asset retirement obligations	0.6	0.6	1.7	1.6
Total operating expenses	2,734.9	3,533.7	7,927.2	10,369.8

Gain (loss) on sale of assets	(0.1)	0.2	1.3	0.1
Income (loss) from operations	104.1	124.1	477.5	204.6

Other income (expense)
Interest expense	—	—	(0.1)	(0.1)
Total other income (expense)	—	—	(0.1)	(0.1)

Income (loss) before income taxes	104.1	124.1	477.4	204.5
Income tax expense (benefit)	22.4	30.1	115.2	49.8
Income (loss) from operations	$81.7	$94.0	$362.2	$154.7

Total tobacco sales revenue same store sales[1,2]	$123.5	$112.3	$119.8	$106.0
Total non-tobacco sales revenue same store sales[1,2]	47.7	42.0	46.0	41.3
Total merchandise sales revenue same store sales[1,2]	$171.2	$154.3	$165.8	$147.3
[1]2019 amounts not revised for 2020 raze-and-rebuild activity
[2]Includes site-level discounts for Murphy Drive Reward ("MDR") redemptions and excludes change in value of unredeemed MDR points

Store count at end of period	1,488	1,479	1,488	1,479
Total store months during the period	4,407	4,398	13,317	13,185

Same store sales information compared to APSM metrics

	Variance from prior year period
	Three months ended		Nine months ended
	September 30, 2020		September 30, 2020
	SSS[1]	APSM[2]	SSS[1]	APSM[2]
Fuel gallons per month	(12.7)%	(12.1)%	(14.1)%	(13.4)%

Merchandise sales	10.5%	10.9%	12.3%	12.5%
Tobacco sales	10.2%	10.1%	13.5%	13.1%
Non tobacco sales	11.4%	13.2%	9.1%	11.1%

Merchandise margin	6.2%	6.0%	9.3%	8.4%
Tobacco margin	9.0%	8.1%	15.1%	13.0%
Non tobacco margin	2.2%	4.2%	1.0%	2.9%
[1]Includes site-level discounts for MDR redemptions and excludes change in value of unredeemed MDR points
[2]Includes all MDR activity

Notes

Average Per Store Month (APSM) metric includes all stores open through the date of the calculation.

Same store sales (SSS) metric includes aggregated individual store results for all stores open throughout both periods presented. For all periods presented, the store must have been open for the entire calendar year to be included in the comparison. Remodeled stores that remained open or were closed for just a very brief time (less than a month) during the period being compared remain in the same store sales calculation. If a store is replaced either at the same location (raze-and-rebuild) or relocated to a new location, it will be excluded from the calculation during the period it is out of service. Newly constructed sites do not enter the calculation until they are open for each full calendar year for the periods being compared (open by January 1, 2019 for the sites being compared in the 2020 versus 2019 comparison). When prior period same store sales volumes or sales are presented, they have not been revised for current year activity for raze-and-rebuilds and asset dispositions.

Murphy USA Inc.
Consolidated Balance Sheets

(Millions of dollars, except share amounts)	September 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$317.5	$280.3
Accounts receivable—trade, less allowance for doubtful accounts of $0.1 in 2020 and $1.2 in 2019	142.7	172.9
Inventories, at lower of cost or market	268.1	227.6
Prepaid expenses and other current assets	14.9	30.0
Total current assets	743.2	710.8
Property, plant and equipment, at cost less accumulated depreciation and amortization of $1,151.3 in 2020 and $1,079.2 in 2019	1,854.0	1,807.3
Other assets	191.0	169.1
Total assets	$2,788.2	$2,687.2
Liabilities and Stockholders' Equity
Current liabilities
Current maturities of long-term debt	$51.2	$38.8
Trade accounts payable and accrued liabilities	442.8	466.2
Income taxes payable	19.4	—
Total current liabilities	513.4	505.0

Long-term debt, including capitalized lease obligations	963.2	999.3
Deferred income taxes	217.5	216.7
Asset retirement obligations	34.0	32.8
Deferred credits and other liabilities	164.4	130.4
Total liabilities	1,892.5	1,884.2
Stockholders' Equity
Preferred Stock, par $0.01 (authorized 20,000,000 shares,
none outstanding)	—	—
Common Stock, par $0.01 (authorized 200,000,000 shares,
46,767,164 shares issued at 2020 and 2019, respectively)	0.5	0.5
Treasury stock (18,199,448 and 16,307,048 shares held at
2020 and 2019, respectively)	(1,321.8)	(1,099.8)
Additional paid in capital (APIC)	530.0	538.7
Retained earnings	1,689.1	1,362.9
Accumulated other comprehensive income (loss) (AOCI)	(2.1)	0.7
Total stockholders' equity	895.7	803.0
Total liabilities and stockholders' equity	$2,788.2	$2,687.2

Murphy USA Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars)	2020	2019	2020	2019
Operating Activities
Net income	$66.9	$69.2	$325.1	$107.2
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	40.6	37.6	119.5	113.8
Deferred and noncurrent income tax charges (credits)	(7.7)	4.2	1.7	6.9
Accretion of asset retirement obligations	0.6	0.6	1.7	1.6
Pretax (gains) losses from sale of assets	—	(0.2)	(1.4)	(0.1)
Net (increase) decrease in noncash operating working capital	(25.4)	(3.2)	(2.2)	(3.7)
Loss on early debt extinguishment	—	14.8	—	14.8
Other operating activities - net	10.9	3.7	23.4	11.1
Net cash provided by operating activities	85.9	126.7	467.8	251.6
Investing Activities
Property additions	(63.7)	(67.1)	(169.4)	(153.7)
Proceeds from sale of assets	0.1	1.0	7.7	2.4
Other investing activities - net	(0.5)	(0.2)	(1.6)	(0.7)
Net cash required by investing activities	(64.1)	(66.3)	(163.3)	(152.0)
Financing Activities
Purchase of treasury stock	(89.9)	(109.0)	(230.5)	(139.1)
Borrowings of debt	—	693.7	—	693.7
Repayments of debt	(12.9)	(562.4)	(26.1)	(573.1)
Debt issuance costs	—	(3.1)	—	(3.1)
Early debt extinguishment costs	—	(10.4)	—	(10.4)
Amounts related to share-based compensation	(5.1)	(0.1)	(10.7)	(4.4)
Net cash provided (required) by financing activities	(107.9)	8.7	(267.3)	(36.4)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(86.1)	69.1	37.2	63.2
Cash, cash equivalents, and restricted cash at beginning of period	403.6	178.6	280.3	184.5
Cash, cash equivalents, and restricted cash at end of period	$317.5	$247.7	$317.5	$247.7

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following table sets forth the Company’s EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2020 and 2019. EBITDA means net income (loss) plus net interest expense, plus income tax expense, depreciation and amortization, and Adjusted EBITDA adds back (i) other non-cash items (e.g., impairment of properties and accretion of asset retirement obligations) and (ii) other items that management does not consider to be meaningful in assessing our operating performance (e.g., (income) from discontinued operations, net settlement proceeds, (gain) loss on sale of assets, loss on early debt extinguishment, and other non-operating (income) expense). EBITDA and Adjusted EBITDA are not measures that are prepared in accordance with U.S. generally accepted accounting principles (GAAP).
We use Adjusted EBITDA in our operational and financial decision-making, believing that the measure is useful to eliminate certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. Adjusted EBITDA is also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. We believe that the presentation of Adjusted EBITDA provides useful information to investors because it allows understanding of a key measure that we evaluate internally when making operating and strategic decisions, preparing our annual plan, and evaluating our overall performance. However, non-GAAP measures are not a substitute for GAAP disclosures, and EBITDA and Adjusted EBITDA may be prepared differently by us than by other companies using similarly titled non-GAAP measures.
The reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars)	2020	2019	2020	2019

Net income	$66.9	$69.2	$325.1	$107.2

Income tax expense (benefit)	21.2	22.1	103.3	33.3
Interest expense, net of interest income	12.4	14.5	37.7	39.7
Depreciation and amortization	40.6	37.6	119.5	113.8
EBITDA	$141.1	$143.4	$585.6	$294.0

Net settlement proceeds	—	—	—	(0.1)
Accretion of asset retirement obligations	0.6	0.6	1.7	1.6
(Gain) loss on sale of assets	—	(0.2)	(1.4)	(0.1)
Loss on early debt extinguishment	—	14.8	—	14.8
Other nonoperating (income) expense	(0.2)	0.1	0.5	—
Adjusted EBITDA	$141.5	$158.7	$586.4	$310.2